               Consent of Ernst & Young LLP, Independent Auditors

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights for Global Fund and Global Total Return Fund" and Sections 4.1(i) and
4.2(h) of  "Representations  and Warranties" in Appendix A in the Combined Proxy
Statement/Prospectus  of the SBL Fund,  Series M relating to the  reorganization into SBL Fund,  Series D and to the  incorporation  by  reference  of our report dated February 8, 2002 in the Registration  Statement (Form N-14) filed with the
Securities and Exchange Commission in this Registration Statement on Form N-14.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
May 30, 2002